As filed with the Securities and Exchange Commission on June 13, 1997

                                                    REGISTRATION NO.
--------------------------------------------------------------------------------



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                          DIME COMMUNITY BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                 DELAWARE                              11 - 3297463
(STATE OR OTHER JURISDICTION OF INCORPORATION OR     (I.R.S. EMPLOYER
               ORGANIZATION)                        IDENTIFICATION NO.)

                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                 DIME COMMUNITY BANCORP, INC. 1996 STOCK OPTION
               PLAN FOR OUTSIDE DIRECTORS, OFFICERS AND EMPLOYEES
                                       AND
              RECOGNITION AND RETENTION PLAN FOR OUTSIDE DIRECTORS,
             OFFICERS AND EMPLOYEES OF DIME COMMUNITY BANCORP, INC.

                            (FULL TITLE OF THE PLAN)
                                 ---------------

                            Mr. Vincent F. Palagiano
                Chairman of the Board and Chief Executive Officer
                          Dime Community Bancorp, Inc.
                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200

                                    Copy to:

                             W. Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 39th Floor
                            New York, New York 10048
                                 (212) 912-7400
     (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE,
                              OF AGENT FOR SERVICE)
                                 ---------------

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Securities              Amount to be         Proposed Maximum Offering        Proposed Maximum               Amount of
  to be Registered               Registered(1)            Price Per Share (2)      Aggregate Offering Price (2)     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value    2,036,650 shares               -----                     $31,531,706                   $9,555
====================================================================================================================================

(1) Based on the number of shares of common stock of Dime Community Bancorp, Inc. (the "Company") reserved for issuance upon exercise of options granted pursuant to the Dime Community Bancorp Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees, and authorized for awards under the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc. ("Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which shares subject to outstanding options are deemed to be offered at the prices at which such options may be exercised and restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $18.125 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq Stock Market at the close of trading on June 10, 1997.


--------------------------------------------------------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-27782) are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, dated February 15, 1996;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 1996, December 31, 1996 and March 31, 1997;

         (4) the Registrant's Current Reports on Form 8-K, dated July 11, 1996 (as amended on September 9, 1996) and May 27, 1997, filed by the Registrant pursuant to Section 13 of the Exchange Act; and

         (5) the Registrant's Proxy Statement for its Annual Meeting of Shareholders held on December 17, 1996, filed by the Registrant pursuant to section 14 of the Exchange Act.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the end of the fiscal year ended June 30, 1996 and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

                  Dime Community Bancorp, Inc. will provide without charge to each person to whom this Prospectus is delivered, upon request of any such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Written requests should be directed to the Human Resources Department, Dime Community Bancorp, Inc., 209 Havemeyer Street, Brooklyn, New York 11211. Telephone requests may be directed to (718) 782-6200.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 145 of the Delaware General Corporation Law ("DGCL") INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

                  Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, an incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

                  Article IX of the Company's Certificate of Incorporation provides that a director shall not be personally liable to the Company or its stockholders for damages for breach of his fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. Article X of the Company's Certificate of Incorporation requires the Company, among other things, to indemnify to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the written request of the Company.

                  Article X also empowers the Company to purchase and maintain insurance to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Company would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Company is also authorized by its Certificate of Incorporation to enter into individual indemnification contracts with directors and officers. The Company currently maintains directors' and officers' liability insurance consistent with the provisions of the Certificate of Incorporation.

                  The Company has entered into an Employment Agreement dated June 26, 1996 with each of Vincent F. Palagiano, Michael P. Devine and Kenneth
J. Mahon pursuant it has undertaken contractually to provide indemnification and insurance coverage in the manner described above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         4.1 Dime Community Bancorp Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees, as amended.
         4.2 Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc., as amended.
         4.3 Form of Stock Option Agreement for Outside Directors under the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees.
         4.4 Form of Stock Option Agreement for Officers and Employees under the Dime Community Bancorp, Inc. 1996 Stock Option Plan for Outside Directors, Officers and Employees.
         4.5 Form of Award Notice for Outside Directors under the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc.
         4.6 Form of Award Notice for Officers and Employees under the Recognition and Retention Plan for Outside Directors, Officers and Employees of Dime Community Bancorp, Inc.
         4.7 Certificate of Incorporation of Dime Community Bancorp, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-1, dated December 22, 1995, as amended (Registration No. 33- 80735).
         4.8      Amended and Restated Bylaws of Dime Community
                  Bancorp, Inc., incorporated by reference to the Registrant's Quarterly Report on Form 10- Q for the quarter ended December 31, 1996, which was filed with the Commission pursuant to the Securities Exchange
                  Act of 1934, as amended.
         5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.
         23.1 Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof).
         23.2     Consent of Deloitte & Touche LLP.


ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the

Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Form S-8 and has duly authorized, in the City of
                              New York, State of New York on June 13, 1997,


                          DIME COMMUNITY BANCORP, INC.
                                  (Registrant)

                          By: /s/ Vincent F. Palagiano
                             ----------------------------
                                  Vincent F. Palagiano
                                Chairman of the Board and
                                   Chief Executive Officer



  Pursuant to the Requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                       Title                            Date
       ---------                       -----                            ----

/s/ VINCENT F. PALAGIANO     Chairman of the Board and Chief       June 13, 1997
-----------------------------Executive Officer
Vincent F. Palagiano         (Principal executive officer)


/s/ MICHAEL P. DEVINE        President, Chief Operating Officer    June 13, 1997
-----------------------------and Director
Michael P. Devine

/s/ KENNETH J. MAHON         Executive Vice President, Chief       June 13, 1997
-----------------------------Financial Officer and Secretary
Kenneth J. Mahon             (Principal financial officer)


/s/ ANTHONY BERGAMO          Director                              June 13, 1997
-----------------------------
Anthony Bergamo

/s/ GEORGE L. CLARK, JR.     Director                              June 13, 1997
-----------------------------
George L. Clark, Jr.

/s/ STEVEN D. COHN           Director                              June 13, 1997
-----------------------------
Steven D. Cohn

/s/ PATRICK E. CURTIN        Director                              June 13, 1997
-----------------------------
Patrick E. Curtin

       Signature                       Title                            Date
       ---------                       -----                            ----

/s/ JOSEPH H. FARRELL        Director                              June 13, 1997
-----------------------------
Joseph H. Farrell

/s/ FRED P. FEHRENBACH       Director                              June 13, 1997
-----------------------------
Fred P. Fehrenbach

/s/ JOHN J. FLYNN            Director                              June 13, 1997
-----------------------------
John J. Flynn

/s/ MALCOLM T. KTSON         Director                              June 13, 1997
-----------------------------
Malcolm T. Kitson

/s/ STANLEY MEISELS          Director                              June 13, 1997
-----------------------------
Stanley Meisels

/s/ LOUIS V. VARONE          Director                              June 13, 1997
-----------------------------
Louis V. Varone